
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         JUN-30-1999
<CASH>                                               243,821
<SECURITIES>                                         2,070,217
<RECEIVABLES>                                        38,942
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               12,218,505
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       16,081,722 <F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           4,273,840
<TOTAL-LIABILITY-AND-EQUITY>                         16,081,722 <F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     598,348<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     700,420<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   214,589
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (412,611)<F5>
<EPS-BASIC>                                        (11.99)
<EPS-DILUTED>                                        000

<F1>Included in Total Assets:  Tenant security deposits of $73,356,  Investments in Local Limited Partnerships of $1,000,819, Mortgage escrow deposits of $136,447, Operating reserves of $38,229, Replacement reserves of $187,027, deferred fees, net of $44,433 and Other assets of $29,926. <F2>Included in Total Liabilities and Equity: Mortgage notes payable of $11,451,642, Accounts payable to affiliates of $39,974, Accounts payable and accrued expenses of $346,069, Accrued interest payable of $77,600, Security deposits payable of $63,316 and Minority interests in Local Limited Partnerships of $170,719. <F3>Total Revenue includes: Rental of $551,070, Investment of $30,342 and other of $16,936.
<F4>Included in Other Expenses:  Asset  management fees of $65,564,  General and administrative of $50,415, Bad debt expense of $(19,654), Rental operations, exclusive of depreciation of $170,271, Property management fees of $24,209, Depreciation of $139,465 and Amortization of $270,150. <F5>Net loss reflects:
Equity in losses of Local Limited Partnerships of $412,611 and Minority interests in losses of Local Limited Partnerships of $2,346.

